Exhibit (10g)

                         UNIFI, INC.

              1996 NON-QUALIFIED STOCK OPTION PLAN



1.   NAME OF PLAN:  The name of the Plan is the "Unifi, Inc. 1996
Non-Qualified Stock Option Plan" (the "Plan").

2. PURPOSE: The purpose of this Plan is to enhance the interests of Unifi, Inc. (Corporation), its shareholders and subsidiaries, by increasing its ability to secure and retain officers and other key employees upon whose judgment, initiative and effort the Corporation is largely dependent for the successful conduct of its business, by offering officers and key employees an opportunity to acquire or increase such persons stock interest in the Corporation, and to attract well qualified individuals who are not full time employees of the Corporation or its subsidiaries, to serve as Directors of the Corporation or its subsidiaries ("Outside Directors").

     The purpose will be affected through the granting of stock options as herein provided, such options DO NOT QUALIFY AS
"INCENTIVE STOCK OPTIONS" WITHIN THE MEANING OF SECTION 422 OF
THE 1986 INTERNAL REVENUE CODE, AS AMENDED, (the "Code") AND ARE,
THEREFORE, NON-QUALIFIED STOCK OPTIONS.

3. EFFECTIVE DATE OF PLAN AND SHAREHOLDER APPROVAL: The effective date of the Plan is April 18, 1996, the date of its approval by the Board, provided however, if the Plan is not approved by the shareholders of the Corporation, representing a majority of the voting power at the shareholders' annual meeting on October 24, 1996, the Plan shall terminate and any Options granted thereunder shall be null and void, and shall have no force or effect.

4.   DEFINITIONS:   Wherever used in the Plan, the following
terms shall have the meaning set forth below:

     (a)  "Corporation" shall mean Unifi, Inc.

     (b) "Board" shall mean the Board of Directors of the Corporation.

     (c) "Committee" shall mean the standing committee of the Board of Directors or a subcommittee of a standing committee of the Board of Directors, if any, authorized by the Board to administer the Plan. If the Board delegates the authority of administering the Plan to a Committee, it shall consist of not less than three nor more than five non-employee Directors. All members of the Committee shall serve at the pleasure of the Board.


     (d) "Common Stock" shall mean the common stock of the Corporation identified as such on the most recent balance sheet of the Corporation.

     (e) "Date of Grant" shall mean the date the option is granted under the Plan.

     (f)  "Option" shall mean options granted under the Plan.

     (g) "Optionee" shall mean the person to whom an Option, which has not expired, has been granted under the Plan.

     (h) "Subsidiary or Subsidiaries" shall mean a sponsor-type subsidiary corporation or companies of the Corporation as defined in 424 of the Code.

5. ADMINISTRATION OF PLAN: (a) The Plan shall be administered by the Board, or by a Committee appointed by the Board (the "Committee"). If the Plan is administered by the Committee, it shall report all actions taken by it to the Board. Options may be granted to members of the Committee only by a majority of the members of the Board, excluding those members of the Committee.

     (b) The Board or Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Options shall be granted and the number of shares and the purchase price of common stock covered by each Option, to construe and interpret the Plan, to determine the terms and provisions of the respective Option agreements which need not be identical, including without limitations, terms covering the payment of the Option price, and make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusive and binding for all purposes upon all persons.

     (c) In the event a Committee is authorized by the Board to administer the Plan, it shall select one of its members as the Chairman and shall hold its meeting at such times and places as it deems advisable. At least one-half of its members shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members who are present. Any decision or determination reduced to writing and signed by a majority of all of the members shall be fully as effective as if made by a majority vote at a meeting duly called and held.

6. STOCK SUBJECT TO PLAN: The aggregate number of shares of the Corporation's Common Stock to be reserved and which may be issued upon exercise of Options granted under the Plan shall be one million (1,000,000), subject to adjustments under the provisions of Paragraph 7. The shares of Common Stock to be issued upon exercise of the Option may be authorized but unissued shares or shares issued and reacquired by the Corporation. In the event any Option shall for any reason terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option, but not purchased thereunder, shall again be available for Options to be granted under the Plan.

7. CAPITAL ADJUSTMENTS AFFECTING STOCK: In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of stock subject to this Plan and the number of shares under Option shall be adjusted consistent with such capital adjustment. The price of any share under Option shall be adjusted so that there will be no change in the aggregate purchase price payable under exercise of any such Option. The granting of an Option pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

8. PARTICIPANTS: Options may be granted only to Directors, Officers or key employees of the Corporation and/or its subsidiaries. A participant may receive more than one grant; provided, however, no Options may be granted to any person who, at the time of the grant, owns more than ten percent (10%) of the stock of the Corporation. In determining the individuals to whom Options may be granted, the Board shall take into account the duties of the individuals, their present and potential contribution to the success of the Corporation, the anticipated number of years of effective service remaining and such other factors as it deems relevant in connection with accomplishing the purposes of the Plan. Subject to the limitations set forth in the Plan, Directors, Officers and key employees who have been granted an Option under this Plan or other stock Option plans of the Corporation may be granted an additional Option or Options under this Plan if the Board or Committee shall so determine.

9.   OPTION AGREEMENT:   Each Option under this Plan shall be
evidenced by an Option Agreement which shall be signed by an Officer for the Corporation and by the Optionee. The Option shall contain such provisions that may be approved by the Board or Committee and shall be in accordance with the Plan but may include additional provisions and restrictions and all Options do not have to be the same, providing that the terms thereof are not inconsistent with the Plan.

10. OPTION PERIOD: Each Option granted hereunder must be granted within ten years from the effective date of the Plan. The period for the exercise of each Option shall be determined by the Board, but in no instance shall such period exceed ten years from the date of grant of the Option. No Option may be granted under the Plan subsequent to April 17, 2006.

11. OPTION PRICE: The per share Option price of the stock subject to each Option shall be determined by the Board or the Committee on the date the Option is granted. The purchase price may be less than the fair market value of the Common Stock on the date of granting.

12.  EXERCISE OF OPTIONS:

     (a) An Option may be exercised at any time or from time to time, as to any part or all the shares which shall be covered thereby provided, however, Options shall not be exercisable prior to the expiration of six (6) months following the date on which the Option was granted and no Option can be exercised prior to shareholder approval of the Plan. If the Plan is not approved by the shareholders, all Options granted under the Plan shall become void and be unenforceable;

     (b) No shares shall be delivered pursuant to any exercise of an Option until the requirements of such laws and regulations as may be deemed by the Board of Directors or Committee to be applicable to them are satisfied and until payment in full in cash or for exchange in shares of the Corporation's Common Stock, previously owned by the Optionee, at the Fair Market Value of said stock on the date of exercise, or such other terms and conditions as may be determined by the Board or Committee. No Optionee, or the legal representative, legatee, or distributee of an Optionee, shall be deemed to be a holder of any shares subject to any Option unless and until the certificate or certificates for them have been issued.

13. NON-TRANSFERABILITY OF OPTION: No Option granted under the Plan shall be transferable without the consent of the Board (including pledges or hypothecations) by an Optionee other than by Will or if said Optionee dies intestate, under the laws of descent and distribution of the state of said Optionee's domicile at the time of his death. During the lifetime of an Optionee, the Option shall be exercised only by said Optionee.

14.  TERMINATION OF OPTIONS:   The right of every Optionee to
purchase shares under his or her Option shall be subject to the provisions of this paragraph.

     (a)  In relation to Options with Officers or key employees:

          (i) In the event of the termination of an Officer or employment with the Corporation of a key employee for any reason, other than death, without the consent of the Board, all rights of the Optionee to purchase shares pursuant to his or her Option (including right to purchase shares which have accrued but which have remained unexercised) shall expire three (3) months after the date on which the Optionee's affiliation or employment with the Corporation is terminated.

          (ii) In the event of the death of an Optionee who is a key employee, the unexpired portion of said Option shall be exercisable within a period of one (1) year from the date of said key employee's death only by the personal representative of the estate of the deceased, or such other person or persons to whom the legatee's rights under the Option shall pass by the Optionee's Will, or if he or she dies intestate, by the laws of descent and distribution of the state of said Optionee's domicile at the time of death, or by the transferee of any Option transferred with the consent of the Board (see Paragraph 13); and to the extent the Optionee was entitled to exercise Options at the time of death.

     (b)  In relation to Options with Directors:

          (i) In the event an Optionee's, who is a Director, tenure in office is terminated for "cause", as cause is defined by the Corporation's Certificate of Incorpora-tion, all such rights of the Optionee to purchase shares pursuant to his or her Option (including right to purchase shares which have accrued but which have remained unexercised) shall forthwith cease and terminate.

          (ii) In the event of termination of a Director's tenure in office, other than for "cause", prior to full exercise of his or her Option under the Plan, the unexpired portion of said Option shall be exercisable within a period of one (1) year, or such longer period as the Board may determine, from the date of such Director's termination of tenure in office.

          (iii) In the event of death of an Optionee, who is a Director, prior to the full exercise of his or her Option the unexpired portion of said Option shall be exercisable within a period of one (1) year from the date of said Director's death only by the personal representative of the estate of the deceased, or such other person or persons to whom the legatee's rights under the Option shall pass by the Optionee's Will, or if he or she dies intestate, by the laws of descent and distribution of the state of said Optionee's domicile at the time of death, or by the transferee of any Option transferred with the consent of the Board (see Paragraph 13); and to the extent the Optionee was entitled to exercise Options at the time of death.

15. RIGHTS AS SHAREHOLDERS: An Optionee or a transfer of an Option shall have no right as a Shareholder with respect to any shares subject to such offer prior to the purchase of such shares by exercise of the Option as provided herein and the issuance and deliverance of such shares.

16.  EMPLOYMENT:   The establishment of this Plan and the
granting of any Options thereunder shall not be construed as conferring on any employee any right to continued employment, and the employment of any Optionee may be terminated without regard to the effect which such action might have upon him or her as an Optionee.

17. AMENDMENT OR TERMINATION: Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no Option shall be granted thereunder after, April 17, 2006. The Board may amend the Plan or make such modifications or amendments thereto as it shall deem advisable, or in order to conform to any changes in any law or regulation applicable thereto, or terminate the Plan, Provided, however, the Board may not, without further approval by the shareholders of a majority of the outstanding shares of the Corporation having general voting power, (a) make any changes in the maximum number of shares reserved for issuance on Options under the Plan, other than changes as described in Paragraph 6 hereof; (b) change the participants eligible to be granted Options; (c) revoke or alter the terms of any Options previously granted, without the consent of the Optionee; (d) extend the time within which Options may be granted under the Plan; or (e) provide for the administration of the Plan otherwise than by the Board or a Committee of the Board.

18. GOVERNMENT REGULATIONS: The Plan and the granting and exercising of Options hereunder shall be subject to all applicable Federal and State laws and all rules and regulations issued thereunder, and the Board of Directors, in its discretion, may, subject to the provisions of Paragraph 6 hereof, make such changes in the Plan (except such changes which by law, or as provided in Paragraph 17, must be approved by the shareholders) as may be required to conform the Plan to such applicable laws, rules and regulations.

19. OTHER PROVISIONS: Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Board shall from time to time approve.